Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

VAXART, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)	(2)	(3)	(3)
	Equity	Preferred Stock	457(o)	(2)	(3)	(3)
	Debt	Debt Securities	457(o)	(2)	(3)	(3)
	Equity	Warrants	457(o)	(2)	(3)	(3)
	Other	Purchase Contracts	457(o)	(2)	(3)	(3)
	Equity	Units	457(o)	(2)	(3)	(3)
	Unallocated (Universal) Shelf	-	457(o)			$200,000,000.00	0.00011020	$22,040.00	(3)
Fees Previously Paid

	Total Offering Amounts					$200,000,000.00		$22,040.00	(3)
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$3,646.70
	Net Fee Due							$18,393.30

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Vaxart, Inc.	S-3ASR	333-239751	July 8, 2020	N/A	$3,646.70	(4)	Common Stock	(4)	(4)	$33,425,655	(4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(2)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, such indeterminate number of purchase contracts, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $200,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 457(p) under the Securities Act, the registrant has offset $3,646.70 of the filing fee associated with the $250,000,000 maximum aggregate offering price of partial unsold securities under the registrant’s Registration Statement on Form S-3ASR (Registration No. 333-239751) filed on July 8, 2020 (later supplemented by the registrant’s Prospectus Supplement filed on October 13, 2020) (with a filing fee of $27,275.00), with $3,646.70 to be applied to future filings, and $33,425,655 of which remains unsold as of the date of this registration statement, against the amount of the registration fee for this registration statement. Upon effectiveness of this registration statement, that prior Registration Statement, No. 333-239751, is hereby replaced.